UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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☐	Definitive Information Statement
STEINWAY MUSICAL INSTRUMENTS, INC.
(Name of Registrant As Specified In Its Charter)
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STEINWAY MUSICAL INSTRUMENTS, INC.
800 South Street
Suite 305
Waltham, Massachusetts 02453
(781) 894-9770

                           , 2009

Dear Stockholder:

On November 5, 2009, Steinway Musical Instruments, Inc., a Delaware corporation (the “Company”), issued and sold 1,700,000 shares of the Company’s Ordinary Common Stock (the “Ordinary Common Stock”) at a purchase price of $16.00 per share (the “Initial Shares”) to Samick Musical Instruments Co, Ltd., a Korean corporation (“Samick”), pursuant to the terms of that certain Subscription Agreement, dated as of November 5, 2009 (the “Subscription Agreement”).  Under the Subscription Agreement, Samick also has the right, but not the obligation, to purchase up to 1,700,000 additional shares of the Company’s Ordinary Common Stock at a purchase price of $16.00 per share (the “Option Shares,” and together with the Initial Shares, the “Shares”).  The sale and issuance of the Shares under the Subscription Agreement were unanimously approved by the board of directors of the Company.

Under the rules of the New York Stock Exchange, the holders of a majority of the outstanding shares of common stock must approve the issuance of common stock if the number of shares to be issued equals or exceeds 20% of the number of outstanding shares prior to the issuance.  Because the issuance of the Option Shares, when combined with the Initial Shares, exceeds 20% of our outstanding Common Stock (defined below), such stockholder approval is required prior to the issuance of the Option Shares.  By written consent dated                       , 2009, the holders of the outstanding shares of the Company’s Class A Common Stock, $0.001 par value per share (the “Class A Common Stock,” and together with the Ordinary Common Stock, the “Common Stock”) approved the issuance of the Shares (the “Stockholder Action”).

Your Chairman, Kyle R. Kirkland, and I own 100% of the Class A Common Stock and have taken the Stockholder Action providing for the sale and issuance of the Shares under the Subscription Agreement, consistent with the recommendations of the Board of Directors. The Class A Common Stock presently represents approximately 83% of the combined voting power of the Class A Common Stock and the Ordinary Common Stock.

The accompanying Information Statement is being provided to you for your information, as required by Regulation 14C promulgated under the Securities Exchange Act of 1934, as amended.  You are urged to read the Information Statement carefully in its entirety.  However, no action is required on your part in connection with this document, including with respect to the approval of the issuance of the Shares pursuant to the Subscription Agreement.

Under the rules of the Securities and Exchange Commission, this sale of Option Shares, which together with the Initial Shares, comprise 20% or more of the outstanding Common Stock, may be effected no earlier than 20 calendar days after we have sent the accompanying Information Statement to our stockholders.

We are distributing the accompanying Information Statement to our Stockholders in full satisfaction of the notice requirements of Section 228(e) of the Delaware General Corporation Law.  No additional action will be undertaken by us with respect to the receipt of the written consent, and our Stockholders are not entitled to any appraisal or dissenters’ rights under Delaware law, our Restated Certificate of Incorporation or our Bylaws as a result of the actions to be taken pursuant to Stockholder Action.

Very truly yours,

Dana D. Messina
Chief Executive Officer

                              , 2009

STEINWAY MUSICAL INSTRUMENTS, INC.
800 South Street
Suite 305
Waltham, Massachusetts 02453
(781) 894-9770

INFORMATION STATEMENT PURSUANT TO SECTION 14C
OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.  THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT HAVE BEEN APPROVED BY THE HOLDERS OF A MAJORITY OF THE VOTING POWER OF THE COMPANY’S COMMON STOCK.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

About this Information Statement

This Information Statement is being sent on or about                         , 2009 to the holders of record at the close of business on                                  , 2009 of shares of Ordinary Common Stock, $0.001 par value per share (the “Ordinary Common Stock”) of Steinway Musical Instruments, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”).

On November 5, 2009, Steinway Musical Instruments, Inc., a Delaware corporation (the “Company”), issued and sold 1,700,000 shares of the Company’s Ordinary Common Stock at a purchase price of $16.00 per share (the “Initial Shares”) to Samick Musical Instruments Co, Ltd., a Korean corporation (“Samick”), pursuant to the terms of that certain Subscription Agreement, dated as of November 5, 2009 (the “Subscription Agreement”).  Under the Subscription Agreement, Samick also has the right, but not the obligation, to purchase up to 1,700,000 additional shares of the Company’s Ordinary Common Stock at a purchase price of $16.00 per share (the “Option Shares,” and together with the Initial Shares, the “Shares”).  The sale and issuance of the Shares under the Subscription Agreement were unanimously approved by the board of directors of the Company (the “Board”).

Under the rules of the New York Stock Exchange, the holders of a majority of the outstanding shares of common stock must approve the issuance of common stock if the number of shares to be issued equals or exceeds 20% of the number of outstanding shares prior to the issuance.  Because the issuance of the Option Shares, when combined with the Initial Shares, exceeds 20% of our outstanding Common Stock (defined below), such stockholder approval is required prior to the issuance of the Option Shares.  By written consent dated                                  , 2009, the holders of the outstanding shares of the Company’s Class A Common Stock, $0.001 par value per share (the “Class A Common Stock,” and together with the Ordinary Common Stock, the “Common Stock”) approved the issuance of the Shares (the “Stockholder Action”).

Under the rules of the Securities and Exchange Commission (the “SEC”), this sale of Option Shares, which together with the Initial Shares, comprise 20% or more of the outstanding Common Stock, may be effected no earlier than 20 calendar days after we have sent this Information Statement to our stockholders.

This Information Statement is first being sent to Stockholders on or about                              , 2009.  This Information Statement is furnished for informational purposes only. Stockholders of the Company do not have appraisal or dissenters’ rights under Delaware law, our Restated Certificate of Incorporation or our Bylaws.

We appreciate your continued interest in and support of the Company.

DESCRIPTION OF ACTIONS TAKEN

Written Consent Executed and Delivered by the Consenting Stockholders

On                               , 2009, Dana D. Messina and Kyle Kirkland (the “Consenting Stockholders”), the record holders of 129,571 shares of our Ordinary Common Stock and 477,952 shares of our Class A Common Stock, representing approximately 83% of the combined voting power of the Company’s Ordinary Common Stock and Class A Common Stock outstanding as of                            , 2009, executed and delivered a written consent providing for the sale and issuance of the Option Shares under the Subscription Agreement, as required under the rules of the NYSE.

Vote Required; Manner of Approval

NYSE Stockholder Approval Requirements

Section 312.03(c) of the NYSE Listed Company Manual requires that the holders of a majority of the outstanding shares of common stock approve the issuance of common stock if the number of shares to be issued equals or exceeds 20% of the number of outstanding shares prior to the issuance.  Because the issuance of the Option Shares, when combined with the Initial Shares, exceeds 20% of our outstanding Common Stock, such stockholder approval is required prior to the issuance of the Option Shares.

Written Consent

On November 2, 2009, the Board approved the transactions contemplated under the Subscription Agreement, including the sale and issuance of the Shares, which requires stockholder approval under the rules of the New York Stock Exchange.  On                                  , 2009, the Consenting Stockholders, which together hold over a majority of the outstanding voting power of the Company’s Common Stock, delivered to the Company an executed written consent of stockholders (the “Stockholder Action”) approving the sale and issuance of the Shares required to be issued under the Subscription Agreement.

Outstanding Voting Stock of the Company

The Company has fixed the close of business on                                 , 2009 as the record date for determining stockholders entitled to receive copies of this Information Statement.  The Company’s Restated Certificate of Incorporation authorizes two classes of common stock, designated as Ordinary Common Stock and Class A Common Stock. Each share of Ordinary Common Stock entitles the record holder to one vote while each share of Class A Common Stock entitles the record holder to 98 votes on any matter submitted to a vote of the stockholders, unless Delaware law provides otherwise. As of the record date, there were [9,817,816] shares of Ordinary Common Stock and 477,952 shares of Class A Common Stock outstanding. As of that date, all shares of Class A Common Stock were owned by the Consent Stockholders and represent approximately 83% of the combined voting power of the Class A Common Stock and Ordinary Common Stock. Neither the holders of the Ordinary Common Stock nor the holders of Class A Common Stock have cumulative voting rights.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of voting securities of the Company as of November 17, 2009 by each person known by the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities, each of the directors and Named Executive Officers of the Company, and all executive officers and directors of the Company as a group.

Name	Amount and Nature of Beneficial Ownership of Ordinary Common Stock(1)		Percent(2)	Amount and Nature of Beneficial Ownership of Class A Common Stock(1)	Percent

Samick Musical Instruments Co., Ltd. Samick Plaza Building 58-3 Nonhyeon-Dong, Gangnam-Gu Seoul, Korea 135-010	3,644,700	(3)	31.6%	—	—

ValueAct SmallCap Partners 435 Pacific Avenue, 4th Floor San Francisco, CA 94103	1,081,853	(4)	11.0%	—	—

Voyageur Asset Management, Inc. 100 South Fifth Street, Suite 2300 Minneapolis, MN 55402	597,697		6.1%	—	—

Dimensional Fund Advisors LP 1299 Ocean Avenue, Ste 650-11th Floor Santa Monica, CA 90401	623,224	(5)	6.3%	—	—

Bank of America Corp. 100 North Tryon Street Charlotte, NC 28255	503,585		5.1%	—	—

David M. Silfen 717 Fifth Avenue, 19th Floor New York, NY 10022	501,300		5.1%	—	—

Directors:
A. Clinton Allen	28,400	(6)	**	—	—
Kyle R. Kirkland	71,451	(7)(8)	**	226,948	47.5%
Rudolph K. Kluiber	30,400	(6)	**	—	—
Thomas Kurrer	64,101	(9)	**	—	—
David Lockwood	1,081,853	(4)	11.0%	—	—
Peter McMillan	28,400	(6)	**	—	—
Dana D. Messina	216,731	(7)(10)	2.2%	251,004	52.5%
John M. Stoner, Jr	48,468	(11)	**	—	—
Jong Sup Kim	3,644,700	(3)	31.6%	—	—

Other Executive Officers:
Dennis M. Hanson	67,820	(12)	**	—	—
Ronald Losby	15,467	(13)	**	—	—
All directors and executive officers as a group (11 persons)	5,296,660	(3)(4)(7)(14)	53.9%	477,952	100.0%

**           Less than 1 percent.

(1)           Each share of Ordinary Common Stock has one vote. Each share of Class A Common Stock has 98 votes.

(2)           For purposes of determining beneficial ownership, owners of options exercisable within 60 days of November 17, 2009 are considered the beneficial owners of the shares of Ordinary Common Stock for which such options are exercisable, and the reporting herein is based on the assumption (as provided in the applicable rules of the SEC) that only the person or persons whose ownership is being reported will exercise such options for Ordinary Common Stock. As of November 17, 2009, there were 9,817,816 shares of Ordinary Common Stock issued and outstanding, less treasury stock.

(3)           Includes 1,700,000 shares of Initial Shares and 1,700,000 of Option Shares, which are deemed to be beneficially owned by Samick.  Mr. Kim is the Chairman of the Board of Samick and Chairman and director of Samick’s subsidiaries.  Mr. Kim disclaims beneficial ownership of the reported stock except to the extent of his pecuniary interest therein.

(4)           Includes 1,081,853 shares of Ordinary Common Stock owned directly by ValueAct SmallCap Master Fund, L.P. which may be deemed to be beneficially owned by (i) VA SmallCap Partners, LLC as the General Partner of ValueAct SmallCap Master Fund, L.P., (ii) ValueAct SmallCap Management, L.P. as the manager of ValueAct SmallCap Master Fund, L.P. and (iii) ValueAct SmallCap Management, LLC as the General Partner of ValueAct SmallCap Management, L.P. David Lockwood is the Managing Member of VA SmallCap Partners, LLC and ValueAct SmallCap Management, LLC. Mr. Lockwood disclaims beneficial ownership of the reported stock except to the extent of his pecuniary interest therein.

(5)           Dimensional Fund Advisors LP (formerly Dimensional Fund Advisors, Inc., “Dimensional”), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the securities of the Company described herein that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. However, all securities reported herein are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. In addition, the filing of a Schedule 13G shall not be construed as an admission that the reporting person or any of its affiliates is the beneficial owner of any securities covered by such Schedule 13G for any other purposes than Section 13(d) of the Securities Exchange Act of 1934.

(6)           Includes 28,400 shares of Ordinary Common Stock issuable in connection with outstanding stock options exercisable within the next 60 days.

(7)           Includes 1,131 shares of Ordinary Common Stock owned by Kirkland Messina, Inc., which may be deemed to be beneficially owned by both Kyle R. Kirkland and Dana D. Messina. While Messrs. Kirkland and Messina may constitute a “group” for purposes of the Securities Exchange Act of 1934, as amended, they each disclaim beneficial ownership of all shares of Ordinary Common Stock and Class A Common Stock held by the other person.

(8)           Includes 68,320 shares of Ordinary Common Stock issuable in connection with outstanding stock options exercisable within the next 60 days.

(9)           Includes 21,500 shares of Ordinary Common Stock issuable in connection with outstanding stock options exercisable within the next 60 days.

(10)         Includes 86,160 shares of Ordinary Common Stock issuable in connection with outstanding stock options exercisable within the next 60 days.

(11)         Includes 41,576 shares of Ordinary Common Stock issuable in connection with outstanding stock options exercisable within the next 60 days.

(12)         Includes 24,320 shares of Ordinary Common Stock issuable in connection with outstanding stock options exercisable within the next 60 days.

(13)         Includes 6,800 shares of Ordinary Common Stock issuable in connection with outstanding stock options exercisable within the next 60 days.

(14)         Includes 336,876 shares of Ordinary Common Stock issuable in connection with outstanding stock options exercisable within the next 60 days.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

The security ownership of certain beneficial owners and management are set forth above in the Section entitled “Security Ownership of Certain Beneficial Owners and Management.”  In connection with the transactions contemplated under the Subscription Agreement, the Board authorized the increase in the size of the Board from eight directors to nine directors and, pursuant to the authority granted to the Board under Section 2.3 of the Company’s Bylaws, filled the newly created directorship by authorizing the appointment of Mr. Jong Sup Kim, the Chairman of Samick as the ninth director.  Samick is the holder of 1,944,700 shares of the Company’s Ordinary Common Stock and also has the right to purchase up to 1,700,000 additional shares of the Company’s Ordinary Common Stock in accordance with the terms and provisions of the Subscription Agreement.  Except as disclosed above, no other director or officer of the Company since January 1, 2008, no directors being appointed or associates or affiliates of the foregoing has any substantial interest, direct or indirect, in the matter to be acted upon.

USE OF PROCEEDS

The Company intends to use the proceeds to retire outstanding debt and for general corporate purposes.

NO DISSENTERS’ RIGHTS

Our Stockholders are not entitled to appraisal or dissenters’ rights with respect to the actions to be taken pursuant to the Stockholder Action under Delaware law, our Restated Certificate of Incorporation or our Bylaws.

INTERNET AVAILABILITY OF INFORMATION STATEMENT

Under rules recently adopted by the Securities and Exchange Commission, we are now furnishing the Information Statement on the Internet.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF THE INFORMATION STATEMENT

This Information Statement and our 2008 Annual Report on Form 10-K are available and can be accessed directly at the following Internet address: [TBD]

If you received your Information Statement by mail, we encourage you to sign up to receive your stockholder communications by e-mail. With electronic delivery, you will be notified by e-mail as soon as the Annual Report on Form 10-K and Proxy Statement are available on the Internet, and you can easily submit your stockholder votes online. If you are a registered holder (i.e. you hold your shares in your own name through our transfer agent, Continental Stock Transfer & Trust, or you have stock certificates), visit http://www.cstproxy.com/steinwaymusical/2009 to enroll.

Your electronic delivery enrollment will be effective until you cancel it. If you later change your mind and would like to receive paper copies of our Proxy Statements and annual reports, please call Continental Stock Transfer & Trust at (212) 509-4000 extension 520 or revisit http://www.cstproxy.com/steinwaymusical/2009 to change your delivery preference.

If you hold your stock through a bank or broker, please refer to the information provided by that entity for instructions on how to elect to view future Proxy Statements and annual reports over the Internet and how to change your elections.

HOUSEHOLDING

Only one copy of this Information Statement is being delivered to stockholders residing at the same address, unless the stockholders have notified the Company of their desire to receive multiple copies of the Information Statement. This is known as householding.

The Company will promptly deliver, upon oral or written request, a separate copy of the Information Statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to Investor Relations at Steinway Musical Instruments, Inc., 800 South Street, Suite 305, Waltham, Massachusetts 02453, telephone number (781) 894-9770 or ir@steinwaymusical.com.

Stockholders of record residing at the same address and currently receiving multiple copies of the Information Statement may contact our registrar and transfer agent, Continental Stock Transfer & Trust, to request that only a single copy of the Information Statement be mailed in the future.